EXHIBIT 99.1

March 16, 2006

IPIX Corporation
12120 Sunset Hills Road, Suite 410
Reston, Virginia 20190

Attention: Charles A. Crew
        Chief Financial Officer

Dear Mr. Crew:

RE: IPIX Corporation (the “Company”)

We have been furnished with a copy of Form 12b-25 which the Company intends to file with the Securities and Exchange Commission on March 16, 2006. We agree with the statements made in response to Part III of Form 12b-25 as they relate to our Firm.

Very truly yours,

/s/ Armanino McKenna LLP

Armanino McKenna LLP